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                    TAX-FREE FUND OF COLORADO
              ADVISORY AND ADMINISTRATION AGREEMENT


     THIS AGREEMENT, made as of June 29, 1998 by and between TAX-FREE FUND OF COLORADO (the "Fund"), 380 Madison Avenue, Suite 2300, New York, New York 10017 and AQUILA MANAGEMENT CORPORATION (the "Manager"), a New York corporation, 380 Madison Avenue, Suite 2300, New York, New York 10017

                      W I T N E S S E T H:

     WHEREAS, the Fund is a Massachusetts business trust which is registered under the Investment Company Act of 1940 (the "Act") as an open-end, non-diversified management investment company;

     WHEREAS, the Fund and the Manager wish to enter into an Advisory and Administration Agreement referred to hereafter as "this Agreement," with respect to the Fund;

     WHEREAS, on the date of this Agreement, payments are being made as contemplated by the Distribution Plan (the "Current Distribution Plan") in effect on that date, which plan has been approved by shareholders of the Fund on June 8, 1994 and has been amended by the Board of the Trustees from time to time in a manner consistent with the requirements of the Investment Company Act of 1940 and rules thereunder;

     WHEREAS, on June 7, 1995 shareholders of the Fund have also approved, but the Fund has not implemented, another Distribution Plan (the "New Distribution Plan") which has been amended by the Board of the Trustees from time to time in a manner consistent with the requirements of the Investment Company Act of 1940 and rules thereunder; and

     WHEREAS, the fee payable to the Sub-Adviser is to be reduced at such time as the New Distribution Plan is implemented, which implementation requires approval of the Board of Trustees of the Fund;

     NOW THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consider-ation, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.  In General

     The Manager shall perform (at its own expense) the functions set forth more fully herein for the Fund.

2.  Duties and Obligations of the Manager

     (a) Investment Advisory Services Subject to the succeeding provisions of this section and subject to the direction and control of the Board of Trustees of the Fund, the Manager shall:

     (i) supervise continuously the investment program of the Fund and the composition of its portfolio;

     (ii) determine what securities shall be purchased or sold by the Fund;

     (iii) arrange for the purchase and the sale of securities held in the portfolio of the Fund;

     (iv) at its expense provide for pricing of the Fund's port-folio daily using a pricing service or other source of pricing information satisfactory to the Fund and, unless otherwise directed by the Board of Trustees, provide for pricing of the Fund's portfolio at least quarterly using another such source satisfactory to the Fund; and

Subject to the provisions of Section 5 hereof, the Manager may at its own expense delegate to a qualified organization ("Sub-Adviser"), affiliated or not affiliated with the Manager, any or all of the above duties. Any such delegation of the duties set forth in (i), (ii) or (iii) above shall be by a written agreement (the "Sub-Advisory Agreement") approved as provided in Section 15 of the Investment Company Act of 1940.

     (b) Administration. Subject to the succeeding provisions of this section and subject to the direction and control of the Board of Trustees of the Fund, the Manager shall provide all administrative services to the Fund other than those relating to its investment portfolio delegated to a Sub-Adviser of the Fund under a Sub-Advisory Agreement; as part of such administrative duties, the Manager shall:

     (i) provide office space, personnel, facilities and equip-ment for the performance of the following functions and for the maintenance of the headquarters of the Fund;

     (ii) oversee all relationships between the Fund and any sub-adviser, transfer agent, custodian, legal counsel, auditors and principal underwriter, including the negotia-tion of agreements in relation thereto, the supervision and coordination of the performance of such agreements, and the overseeing of all administrative matters which are necessary or desirable for the effective operation of the Fund and for the sale, servicing or redemption of the Fund's shares;

     (iii) either keep the accounting records of the Fund, in-cluding the computation of net asset value per share and the dividends (provided that if there is a Sub-Adviser, daily pricing of the Fund's portfolio shall be the responsibility of the Sub-Adviser under the Sub-Advisory Agreement) or, at its expense and responsibility, delegate such duties in whole or in part to a company satisfactory to the Fund;

     (iv) maintain the Fund's books and records, and prepare (or assist counsel and auditors in the preparation of) all required proxy statements, reports to the Fund's sharehold-ers and Trustees, reports to and other filings with the Securities and Exchange Commission and any other governmen-tal agencies, and tax returns, and oversee the insurance relationships of the Fund;

     (v) prepare, on behalf of the Fund and at the Fund's ex-pense, such applications and reports as may be necessary to register or maintain the registration of the Fund and/or its shares under the securities or "Blue-Sky" laws of all such jurisdictions as may be required from time to time;

     (vi) respond to any inquiries or other communications of shareholders of the Fund and broker-dealers, or if any such inquiry or communication is more properly to be responded to by the Fund's shareholder servicing and transfer agent or distributor, oversee such shareholder servicing and transfer agent's or distributor's response thereto.

     (c) Compliance with Requirements. Any investment program furnished, and any activities performed, by the Manager or by a Sub-Adviser under this section shall at all times conform to, and be in accordance with, any requirements imposed by: (1) the Investment Company Act of 1940 (the "Act") and any rules or regulations in force thereunder; (2) any other applicable laws, rules and regulations; (3) the Declaration of Trust and By-Laws of the Fund as amended from time to time; (4) any policies and determinations of the Board of Trustees of the Fund; and (5) the fundamental policies of the Fund, as reflected in its registra-tion statement under the Act or as amended by the shareholders of the Fund.

     (d) Best Efforts; Responsibility. The Manager shall give the Fund the benefit of its best judgment and effort in rendering services hereunder, but the Manager shall not be liable for any loss sustained by reason of the adoption of any investment policy or the purchase, sale or retention of any security, whether or not such purchase, sale or retention shall have been based upon
(i) its own investigation and research or (ii) investigation and research made by any other individual, firm or corporation, if such purchase, sale or retention shall have been made and such other individual, firm or corporation shall have been selected in good faith by the Manager or a Sub-Adviser.

     (e) Other Customers. Nothing in this Agreement shall prevent the Manager or any officer thereof from acting as invest-ment adviser, sub-adviser, administrator or manager for any other person, firm, or corporation, and shall not in any way limit or restrict the Manager or any of its officers, stockholders or employees from buying, selling or trading any securities for its own or their own accounts or for the accounts of others for whom it or they may be acting, provided, however, that the Manager expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement.

     (f) Order Allocation. In connection with any duties for which it may become responsible to arrange for the purchase and sale of the Fund's portfolio securities, the Manager shall select, and shall cause any Sub-Adviser to select, such broker-dealers ("dealers") as shall, in the Manager's judgment, imple-ment the policy of the Fund to achieve "best execution," i.e., prompt, efficient, and reliable execution of orders at the most favorable net price. The Manager shall cause the Fund to deal directly with the selling or purchasing principal or market maker without incurring brokerage commissions unless the Manager determines that better price or execution may be obtained by paying such commissions; the Fund expects that most transactions will be principal transactions at net prices and that the Fund will incur little or no brokerage costs. The Fund understands that purchases from underwriters include a commission or conces-sion paid by the issuer to the underwriter and that principal transactions placed through dealers include a spread between the bid and asked prices. In allocating transactions to dealers, the Manager is authorized and shall authorize any Sub-Adviser, to consider, in determining whether a particular dealer will provide best execution, the dealer's reliability, integrity, financial condition and risk in positioning the securities involved, as well as the difficulty of the transaction in question, and thus need not pay the lowest spread or commission available if the Manager determines in good faith that the amount of commission is reasonable in relation to the value of the brokerage and research services provided by the dealer, viewed either in terms of the particular transaction or the Manager's overall responsibilities. If, on the foregoing basis, the transaction in question could be allocated to two or more dealers, the Manager is authorized, in making such allocation, to consider (i) whether a dealer has provided research services, as further discussed below; and (ii) whether a dealer has sold shares of the Fund. Such research may be in written form or through direct contact with individuals and may include quotations on portfolio securities and information on particular issuers and industries, as well as on market, econom-ic, or institutional activities. The Fund recognizes that no dollar value can be placed on such research services or on execution services and that such research services may or may not be useful to the Fund and may be used for the benefit of the Manager or its other clients. The Manager shall cause the forego-ing provisions, in substantially the same form, to be included in any Sub-Advisory Agreement.

     (g) Registration Statement; Information. It is agreed that the Manager shall have no responsibility or liability for the accuracy or completeness of the Fund's Registration Statement under the Act and the Securities Act of 1933, except for informa-tion supplied by the Manager for inclusion therein. The Manager shall promptly inform the Fund as to any information concerning the Manager appropriate for inclusion in such Registration Statement, or as to any transaction or proposed transaction which might result in an assignment of the Agreement.

     (h) Liability for Error. The Manager shall not be liable for any error in judgment or for any loss suffered by the Fund or its security holders in connection with the matters to which this Agreement relates, except a loss resulting from wilful misfea-sance, bad faith or gross negligence on its part in the perfor-mance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Nothing in this Agreement shall, or shall be construed to, waive or limit any rights which the Fund may have under federal and state securities laws which may impose liability under certain circumstances on persons who act in good faith.

     (i) Indemnification. The Fund shall indemnify the Manager to the full extent permitted by the Fund's Declaration of Trust.

3.  Allocation of Expenses

     The Manager shall, at its own expense, provide office space, facilities, equipment, and personnel for the performance of its functions hereunder and shall pay all compensation of Trustees, officers, and employees of the Fund who are affiliated persons of the Manager.

     The Fund agrees to bear the costs of preparing and setting in type its prospectuses, statements of additional information and reports to its shareholders, and the costs of printing or otherwise producing and distributing those copies of such pro-spectuses, statements of additional information and reports as are sent to its shareholders. All costs and expenses not ex-pressly assumed by the Manager under this sub-section or other-wise by the Manager, administrator or principal underwriter or by any Sub-Adviser shall be paid by the Fund, including, but not limited to (i) interest and taxes; (ii) brokerage commissions;
(iii) insurance premiums; (iv) compensation and expenses of its Trustees other than those affiliated with the Manager or such adviser, administrator or principal underwriter; (v) legal and audit expenses; (vi) custodian and transfer agent, or shareholder servicing agent, fees and expenses; (vii) expenses incident to the issuance of its shares (including issuance on the payment of, or reinvestment of, dividends); (viii) fees and expenses incident to the registration under Federal or State securities laws of the Fund or its shares; (ix) expenses of preparing, printing and mailing reports and notices and proxy material to shareholders of the Fund; (x) all other expenses incidental to holding meetings of the Fund's shareholders; and (xi) such non-recurring expenses as may arise, including litigation affecting the Fund and the legal obligations for which the Fund may have to indemnify its officers and Trustees.

4. Compensation of the Manager

      The Fund agrees to pay the Manager, and the Manager agrees to accept as full compensation for all services rendered by the Manager as such, an annual fee payable monthly and computed on the net asset value of the Fund as of the close of business each business day at the annual rate of 0.50 of 1% of such net asset value; provided, however, that for any day that the Fund pays or accrues a fee under the part of the Distribution Plan which applies only to the Front-Payment Class ("Class A") of shares of the Fund (regardless of whether such class is so designated or is redesignated by some other name), the annual management fee shall be payable as follows:

     (a) on any day that such fee under the Current Distribution Plan is paid or accrued then the Manager's fee shall be payable at the annual rate of 0.50 of 1% of such net asset value up to $250 million and at the annual rate of 0.40 of 1% of such net asset value above that amount; and

     (b) on any day that such fee under the Distribution Plan is paid or accrued under the New Distribution Plan, then the Manager's fee shall be payable at the annual rate of 0.40 of 1% of such net asset value.

5.  Termination of Sub-Advisory Agreement

     The Sub-Advisory Agreement may provide for its termination by the Manager upon reasonable notice, provided, however, that the Manager agrees not to terminate the Sub-Advisory Agreement except in accordance with such authorization and direction of the Board of Trustees, if any, as may be in effect from time to time.

6. Duration and Termination of this Agreement

     (a) Duration. This Agreement shall become effective as of the date first written above following approval by the sharehold-ers of the Fund and shall, unless terminated as hereinafter provided, continue in effect until the April 30 next preceding the first anniversary of the effective date of this Agreement, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually (1) by a vote of the Fund's Board of Trustees, including a vote of a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party, with votes cast in person at a meeting called for the purpose of voting on such approval, or (2) by a vote of the holders of a "majority" (as so defined) of the outstanding voting securities of the Fund and by such a vote of the Trustees.

     (b) Termination. This Agreement may be terminated by the Manager at any time without penalty upon giving the Fund sixty days' written notice (which notice may be waived by the Fund) and may be terminated by the Fund at any time without penalty upon giving the Manager sixty days' written notice (which notice may be waived by the Manager), provided that such termination by the Fund shall be directed or approved by a vote of a majority of its Trustees in office at the time or by a vote of the holders of a majority (as defined in the Act) of the voting securities of the Fund outstanding and entitled to vote. The portions of this Agreement which relate to providing investment advisory services (Sections 2(a), (c), (d) and (e)) shall automatically terminate in the event of the assignment (as defined in the Act) of this Agreement, but all other provisions relating to providing servic-es other than investment advisory services shall not terminate, provided however, that upon such an assignment the annual fee payable monthly and computed on the net asset value of the Fund as of the close of business each business day shall be reduced to the annual rate of .30 of 1% of such net asset value, and provid-ed further that for any day that the Fund pays or accrues a fee under the part of the Distribution Plan which applies only to the Front-Payment Class ("Class A") of shares of the Fund (regardless of whether such class is so designated or is redesignated by some other name), the annual management fee shall be payable at the annual rate of 0.30 of 1% of such net asset value up to $250 million and at the annual rate of 0.24 of 1% of such net asset value above that amount.

7.  Disclaimer of Shareholder Liability

    The Manager understands that the obligations of this Agree-ment are not binding upon any shareholder of the Fund personally, but bind only the Fund's property; the Manager represents that it has notice of the provisions of the Fund's Declaration of Trust disclaiming shareholder liability for acts or obligations of the Fund.


8. Notices of Meetings

          The Fund agrees that notice of each meeting of the Board of Trustees of the Fund will be sent to the Manager and that the Fund will make appropriate arrangements for the atten-dance (as persons present by invitation) of such person or persons as the Manager may designate.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers and their seals to be hereunto affixed, all as of the day and year first above written.


ATTEST:                  TAX-FREE FUND OF COLORADO




                         By



ATTEST:                  AQUILA MANAGEMENT CORPORATION



___________________      By:___________________________________